Filed pursuant to Rule 433(d)
Registration Statement No. 333- 130373

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the base prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

Dated: May 10, 2007

ABS New Issue Term Sheet

MASTR Asset Backed Securities Trust 2007-HE1
Mortgage Pass-Through Certificates

$816,264,000
(APPROXIMATE)

Wells Fargo Bank, N.A.
(MASTER SERVICER AND TRUST ADMINISTRATOR)

HomEq Servicing
Wells Fargo Bank, N.A.
 (SERVICERS)

Mortgage Asset Securitization Transactions, Inc.
(DEPOSITOR)

UBS Real Estate Securities Inc.
(SELLER AND SPONSOR)

May 8, 2007

MASTR Asset Backed Securities Trust 2007-HE1 Mortgage Pass-Through Certificates

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS
Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or
(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or
(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

MASTR Asset Backed Securities Trust 2007-HE1
Mortgage Pass-Through Certificates
$816,264,000 (Approximate Offered Certificates)

Structure Overview
Class(1,2)	Approx. Size ($)(3)	Certificate Type	Expected WAL (years) Call(4) / Mat(4)	Expected Principal Window (months) Call(4) / Mat(4)	Legal Final Distribution Date	Initial Credit Enhancement(5)	Expected Ratings S&P / Moody’s
Offered Certificates
A-1(6)	391,000,000	FLT / SEN / SEQ	1.00 / 1.00	1 - 22 / 1 - 22	May 2037	25.35%	AAA/Aaa
A-2(6)	85,800,000	FLT / SEN / SEQ	2.00 / 2.00	22 - 27 / 22 - 27	May 2037	25.35%	AAA/Aaa
A-3(6)	139,260,000	FLT / SEN / SEQ	3.25 / 3.25	27 - 75 / 27 - 76	May 2037	25.35%	AAA/Aaa
A-4(6)	43,044,000	FLT / SEN / SEQ	6.24 / 8.90	75 - 75 / 76 - 179	May 2037	25.35%	AAA/Aaa
M-1(6,7)	40,614,000	FLT / MEZ	4.96 / 5.47	50 - 75 / 50 - 154	May 2037	20.75%	AA+/Aa1
M-2(6,7)	39,732,000	FLT / MEZ	4.66 / 5.14	45 - 75 / 45 - 147	May 2037	16.25%	AA/Aa2
M-3(6,7)	12,361,000	FLT / MEZ	4.54 / 5.01	44 - 75 / 44 - 139	May 2037	14.85%	AA-/Aa3
M-4(6,7)	13,685,000	FLT / MEZ	4.49 / 4.96	43 - 75 / 43 - 136	May 2037	13.30%	A+/Aa3
M-5(6,7)	14,568,000	FLT / MEZ	4.45 / 4.90	41 - 75 / 41 - 132	May 2037	11.65%	A/A1
M-6(6,7)	9,271,000	FLT / MEZ	4.42 / 4.85	41 - 75 / 41 - 127	May 2037	10.60%	A-/A2
M-7(6,7)	12,361,000	FLT / MEZ	4.40 / 4.82	40 - 75 / 40 - 124	May 2037	9.20%	BBB+/A3
M-10(6,7)	14,568,000	FLT / MEZ	4.34 / 4.66	38 - 75 / 38 - 108	May 2037	5.00%	BB+/Baa3
Non-Offered Certificates
M-8(6,7)	9,712,000	FLT / MEZ	Not Offered Hereby
M-9(6,7)	12,803,000	FLT / MEZ	Not Offered Hereby
M-11(6,7)	10,154,000	FLT / MEZ	Not Offered Hereby
M-12(6,7)	4,414,000	FLT / MEZ	Not Offered Hereby

Notes:
(1)	The Certificates are backed by the cash flow from a pool of conforming and non-conforming balance, first and second lien, adjustable- and fixed-rate mortgage loans.
(2)	The Certificates will be subject to the Net WAC Rate as described herein.
(3)	The Approximate Size of each class is subject to a permitted variance of plus or minus 10%.
(4)	See the Pricing Speed below.
(5)	Includes initial Overcollateralization of approximately 3.35%.
(6)
After the Optional Termination Date, the margin on each of the Class A Certificates will increase to 2.0 times their initial margin and the margin on each of the Class M Certificates will increase to 1.5 times their initial margin.

(7)	The Class M Certificates are not expected to receive any principal distributions prior to the Stepdown Date.

Pricing Speed
Fixed-Rate Mortgage Loans	4.6% CPR growing to 23% CPR over 12 months and 23% CPR thereafter

2-year Hybrid Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter

3-year Hybrid and 5-year Hybrid Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 34, 50% CPR from month 35 to 39, and 35% CPR in month 40 and thereafter

Transaction Highlights

•
The mortgage loans consist of fixed- and adjustable-rate, first and second lien residential mortgage loans originated by EquiFirst Corporation, Lime Financial Services, Ltd. and First Street Financial, Inc.

•	The transaction consists of a Senior / Mezz / OC structure.
•	The credit enhancement for the Certificates will be provided through subordination, overcollateralization as of the Closing Date of approximately 3.35% and Excess Spread.
•	The Class A and M Certificates also will have the benefit of an Interest Rate Swap Agreement and an Interest Rate Cap Agreement.
•	The Mortgage Loans will be serviced by HomEq Servicing, rated SQ1- (Moody’s), Strong (S&P) and RPS1 (Fitch) and Wells Fargo Bank NA, rated SQ1 (Moody’s), Strong (S&P) and RPS2 (Fitch).
•	None of the Mortgage Loans will be covered by Mortgage Insurance.
•	None of the Mortgage Loans are classified as “High Cost” loans.
•	The Offered Certificates will be ERISA eligible, subject to certain investor-based exemptions.
•	None of the Offered Certificates will be SMMEA eligible.
•	All numbers and percentages herein relating to the Mortgage Loans are approximate and subject to a 5% variance and as of the Cut-off Date unless otherwise noted.
•	The collateral balance is subject to a permitted variance of plus or minus 5%.
•	The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.
•	Bloomberg: MABS 2007-HE1
•	Intex: MAB07HE1

Mortgage Pool Summary	MASTR ABS 2007-HE1 Mortgage Loans
	Adjustable Rate	Fixed Rate	Aggregate
Current Balance	$693,343,893	$189,581,855	$882,925,748
Number of Loans	3,251	1,405	4,656
Average Loan Balance	$213,271	$134,934	$189,632
Wtd. Avg. Gross Coupon	8.204%	8.249%	8.214%
Wtd. Avg Net Coupon(1)	7.691%	7.737%	7.701%
Wtd. Avg. FICO	617	638	621
Wtd. Avg. Original LTV(2)	83.99%	81.68%	83.49%
Wtd. Avg. Stated Remaining Term (months)	356	351	355
Wtd. Avg. Seasoning (months)	4	4	4
Wtd. Avg. Months to Next Adj. Date	23	N/A	23
Wtd. Avg. Margin	5.639%	N/A	5.639%
Wtd. Avg. Initial Rate Cap	3.004%	N/A	3.004%
Wtd. Avg. Periodic Rate Cap	1.001%	N/A	1.001%
Wtd. Avg. Maximum Rate	14.204%	N/A	14.204%
Wtd. Avg. Minimum Rate	8.204%	N/A	8.204%

(1)  The Administrative Fees have been subtracted from the Weighted Average Net Coupon.
(2)  References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Transaction Overview
Issuer:	MASTR Asset Backed Securities Trust 2007-HE1.

Depositor:	Mortgage Asset Securitization Transactions, Inc.

Seller and Sponsor:	UBS Real Estate Securities Inc.

Originators:	EquiFirst Corporation (82.20%), Lime Financial Services, Ltd. (13.12%) and First Street Financial, Inc. (4.68%).

Servicers:	Barclays Capital Real Estate Inc. d/b/a HomEq Servicing (“HomEq Servicing”) (95.32%) and Wells Fargo Bank, N.A. (“Wells Fargo”) (4.68%).

Servicer Ratings:
	Primary Servicer			Special Servicer
	Moody’s	S&P	Fitch	Moody’s	S&P	Fitch
HomEq Servicing	SQ1-	Strong	RPS1	NR	Above Average	RSS1
Wells Fargo Bank, N.A.	SQ1	Strong	RPS2	SQ2	Above Average	RSS1

Master Servicer, Custodian and Trust Administrator:	Wells Fargo Bank, N.A.

Trustee:	U.S. Bank National Association.

Swap Provider:	TBD

Cap Provider:	TBD

Sole Underwriter:	UBS Securities LLC.

Credit Risk Manager:	Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company.

Class A Certificates:	The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates.

Class M Certificates:
The Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates and Class M-12 Certificates.

Offered Certificates:	The Class A Certificates and Class M Certificates (excluding the Class M-8 Certificates, Class M-9 Certificates, Class M-11 Certificates and Class M-12 Certificates).

Non-Offered Certificates:	Retained Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-11 Certificates and Class M-12 Certificates.

Retained Certificates:	The Class CE Certificates, Class P Certificates, Class R Certificates, Class R-X Certificates and Class X Certificates.

Collateral:	As of May 1, 2007, the Mortgage Loans will consist of approximately 4,656 fixed- and adjustable-rate, first and second lien mortgage loans totaling approximately $882,925,748.

Transaction Overview
Expected Pricing Date:	May [11], 2007

Expected Closing Date:	May 30, 2007

Cut-off Date:	May 1, 2007

Record Date:	The business day immediately preceding each Distribution Date.

Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in June 2007.

Determination Date:
The Determination Date with respect to any Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:
With respect to the Mortgage Loans serviced by HomEq and for any Distribution Date and any principal prepayment in full, the period commencing on the 16th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing May 1, 2007) and ending on the 15th day of the calendar month in which such Distribution Date occurs and for any Distribution Date and any principal prepayment in part, is the calendar month preceding the month in which such Distribution Date occurs.
With respect to the Mortgage Loans serviced by Wells Fargo and for any Distribution Date and any principal prepayment in full, the period commencing on the 14th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing May 1, 2007) and ending on the 13th day of the calendar month in which such Distribution Date occurs and for any Distribution Date and any principal prepayment in part, is the calendar month preceding the month in which such Distribution Date occurs.

Accrual Period:
For the Class A Certificates and the Class M Certificates for any Distribution Date is the period from the previous Distribution Date (or, in the case of the first Accrual Period from the Closing Date) to the day prior to the current Distribution Date. Interest will be calculated for the Class A Certificates and the Class M Certificates on the basis of the actual number of days in the Accrual Period, based on a 360-day year. Each class of Offered Certificates will initially settle flat (no accrued interest).

Optional Termination:
The majority holder of the Class CE Certificates (unless such majority holder is the Seller or an affiliate of the Seller), or if such majority holder fails to exercise such option, the Servicer, the Master Servicer and the NIMs Insurer, in that order, may purchase all of the Mortgage Loans and REO properties and retire the certificates on or after the Optional Termination Date.

Optional Termination Date:
The first Distribution Date on which the aggregate principal balance of the Mortgage Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

ERISA:	The Offered Certificates are expected to be ERISA eligible as of the Closing Date, subject to certain investor based exemptions.

SMMEA:	None of the Certificates will be SMMEA eligible.

Taxation:	Designated portions of the Trust will be established as one or more REMICs for federal income tax purposes.

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Credit Enhancement
Credit Enhancement:
1) Excess Spread
2) Overcollateralization (“OC”)
3) Subordination
The Class A Certificates and the Class M Certificates also will have the benefit of an Interest Rate Swap Agreement and an Interest Rate Cap Agreement, each as described herein.

Overcollateralization Target Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date an amount equal to 3.35% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date if there is no Trigger Event, the greater of (a) 6.70% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (b) an amount equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date or (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. On and after any Distribution Date following the reduction of the aggregate certificate principal balance of the Class A Certificates and the Class M Certificates to zero, the Overcollateralization Target Amount shall be zero.

Overcollateralized Amount:
With respect to any Distribution Date, an amount equal to (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the aggregate certificate principal balance of the Class A Certificates, the Class M Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

Overcollateralization Release Amount:
With respect to any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Stepdown Date:
The earlier to occur of (i) the first Distribution Date immediately succeeding the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in June 2010 and (B) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) for the Class A Certificates is greater than or equal to 50.70%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (including the Overcollateralized Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

EXPECTED TARGET CREDIT ENHANCEMENT PERCENTAGE
Class	Closing Date	After Stepdown Date
A	25.35%	50.70%
M-1	20.75%	41.50%
M-2	16.25%	32.50%
M-3	14.85%	29.70%
M-4	13.30%	26.60%
M-5	11.65%	23.30%
M-6	10.60%	21.20%
M-7	9.20%	18.40%
M-8	8.10%	16.20%
M-9	6.65%	13.30%
M-10	5.00%	10.00%
M-11	3.85%	7.70%
M-12	3.35%	6.70%

Credit Enhancement
Delinquency Percentage:
The Delinquency Percentage, for any Distribution Date, is a percentage equivalent to a fraction, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of the prior calendar month, taking into account any prepayments received through the end of the Prepayment Period, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month, taking into account any prepayments received through the end of the Prepayment Period.

Rolling Three Month Delinquency Percentage:
Rolling Three Month Delinquency Percentage, with respect to any Distribution Date, will be the average of the Delinquency Percentages for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:
(a)  the Rolling Three Month Delinquency Percentage as of the last day of the immediately preceding month, taking into account any prepayments received through the end of the Prepayment Period, equals or exceeds [31.50]% of the Credit Enhancement Percentage for the Class A Certificates and for that Distribution Date; or
(b)  the aggregate amount of realized loss incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages as set forth below with respect to such Distribution Date:

Payment Date Occurring in	Percentage
June 2009 through May 2010	[1.45]% for the first month, plus an additional 1/12th of [1.80]% for each month thereafter
June 2010 through May 2011	[3.25]% for the first month, plus an additional 1/12th of [1.90]% for each month thereafter
June 2011 through May 2012	[5.15]% for the first month, plus an additional 1/12th of [1.50]% for each month thereafter
June 2012 through May 2013	[6.65]% for the first month, plus an additional 1/12th of [0.80]% for each month thereafter
June 2013 and thereafter	[7.45]%

Payment of Interest
Interest Payment Priority:
On each Distribution Date, the Interest Remittance Amounts remaining after making payments, if any, to the Swap Provider, will be distributed in the following order of priority:
(i)   concurrently to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, on a pro-rata basis based on the entitlement of each such class, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, related to such Certificates;
(ii)  to the holders of the Class M-1 Certificates, the Monthly Interest Distributable Amount for such class;
(iii)      to the holders of the Class M-2 Certificates, the Monthly Interest Distributable Amount for such class;
(iv)      to the holders of the Class M-3 Certificates, the Monthly Interest Distributable Amount for such class;
(v)  to the holders of the Class M-4 Certificates, the Monthly Interest Distributable Amount for such class;
(vi)      to the holders of the Class M-5 Certificates, the Monthly Interest Distributable Amount for such class;
(vii)     to the holders of the Class M-6 Certificates, the Monthly Interest Distributable Amount for such class;
(viii)    to the holders of the Class M-7 Certificates, the Monthly Interest Distributable Amount for such class;
(ix)  to the holders of the Class M-8 Certificates, the Monthly Interest Distributable Amount for such class;
(x)   to the holders of the Class M-9 Certificates, the Monthly Interest Distributable Amount for such class;
(xi)  to the holders of the Class M-10 Certificates, the Monthly Interest Distributable Amount for such class;
(xii)      to the holders of the Class M-11 Certificates, the Monthly Interest Distributable Amount for such class; and
(xiii)     to the holders of the Class M-12 Certificates, the Monthly Interest Distributable Amount for such class.

Interest Remittance Amount:
The “Interest Remittance Amount” with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advances of interest with respect to the Mortgage Loans.

Servicing Advances:
Each Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable by the related Servicer. Each Servicer is entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:
The Pass-Through Rate on any Distribution Date with respect to each class of Certificates will equal the lesser of (a) the related Formula Rate for such Distribution Date and (b) the Net WAC Rate for such Distribution Date.

Formula Rate:
The Formula Rate for each class of Certificates will equal the lesser of (a) 1-Month LIBOR as of the related LIBOR Determination Date plus the applicable certificate margin and (b) the Maximum Cap Rate.

Administrative Fees:
The Servicing Fee calculated at the Servicing Fee Rate of 0.5000% per annum and the Credit Risk Manager Fee calculated at the Credit Risk Manager Fee Rate of 0.0125% per annum. Administrative Fees will be paid monthly based on the stated principal balance of the Mortgage Loans.

Payment of Interest
Available Funds:
Available Funds, with respect to any Distribution Date, is the sum of the following amounts (net of amounts reimbursable or payable therefrom to the master servicer, the servicers, the trust administrator, the trustee, the Credit Risk Manager, the custodian or the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event)): (i) the aggregate amount of monthly payments made on the Mortgage Loans, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, net liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment charges and (iii) payments from the servicers in connection with Servicing Advances and Prepayment Interest Shortfalls for such Distribution Date.

Monthly Interest Distributable Amount:
The Monthly Interest Distributable Amount for each of the Class A and Class M Certificates on any Distribution Date will be equal to the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such Distribution Date and reduced (to not less than zero), in the case of each such class, by any Prepayment Interest Shortfalls (allocated to such class and shortfalls resulting from the application of the Relief Act for such Distribution Date).

Unpaid Interest Shortfall Amount:
The Unpaid Interest Shortfall Amount means (i) for each class of Class A Certificates and the Class M Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Class A Certificates and Class M Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

Net WAC Rate:
The per annum rate (subject, in each case, to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider on such Distribution Date divided by the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust on such Distribution Date, divided by the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.

Maximum Cap Rate:
The Maximum Cap Rate is calculated in the same manner as the Net WAC Rate, but based on the Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Adjusted Net Mortgage Rates of the applicable Mortgage Loans plus, an amount, expressed as a per annum rate, equal to the product of: (i) a fraction, the numerator of which is equal to the sum of (1) any Net Swap Payment made by the Swap Provider on such Distribution Date and (2) any payments received under the Interest Rate Cap Agreement on such Distribution Date and the denominator of which is equal to the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.

Adjusted Net Mortgage Rate:	The per annum rate equal to the mortgage rate of each Mortgage Loan as of the first day of the related Due Period minus (a) the Servicing Fee Rate and (b) the Credit Risk Manager Fee Rate.

Adjusted Net Maximum Mortgage Rate:
The per annum rate equal to the maximum mortgage rate (or the mortgage rate for such Mortgage Loan, in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the sum of (a) the Servicing Fee Rate and (b) the Credit Risk Manager Fee Rate.

Payment of Interest
Net WAC Rate Carryover Amount:
For any Distribution Date, the sum of (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate had been the related Formula Rate, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date, together with accrued interest on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class for such Accrual Period. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, the Interest Rate Cap Agreement and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Charge-off Policy:
Any second lien Mortgage Loan delinquent more than 180 days will generally be charged off. Any recoveries of principal and interest on any of the second lien Mortgage Loans charged off as such will be distributed solely to the holders of the Class X Certificates.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with an initial notional amount of approximately $882,925,000. Under the Swap Agreement, the Trust will be obligated to pay an amount equal to the per annum periodic rate (shown in the attached Derivative Schedule) on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.
Any Net Swap Payment or Swap Termination Payment owed to the Swap Provider will be deposited from amounts collected on the Mortgage Loans prior to any distributions to certificateholders and deposited in a swap account (the “Swap Account”) other than any Swap Termination Payment resulting from a Swap Provider Trigger Event. Any Net Swap Payment received by the Trustee from the Swap Administrator will be deposited into the Swap Account pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.
Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.
On each Distribution Date, amounts in deposit in the Swap Account will be distributed as follows in each case after taking into account any payments made from Net Monthly Excess Cashflow:
(i)        to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;
(ii)       to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;
(iii)  to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class A Certificates, pro-rata, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;
(iv)      to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;
(v)   to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;
(vi)  to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and
(vii)      to pay the Class CE Certificates as provided in the Swap Administration Agreement and the Pooling and Servicing Agreement.

Payment of Interest (continued)
Interest Rate Cap Agreement:
On each Distribution Date, any amounts received pursuant to either of the Interest Rate Cap Agreement will be deposited into an account (the “Cap Account”) and such amounts will be distributed as follows in each case after application of amounts received from the Swap Agreement and Net Monthly Excess Cashflow:
(i)        to pay any unpaid interest, including any accrued unpaid interest from a prior distribution date, on the Class A Certificates, pro-rata, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;
(ii)       to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;
(iii)  to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;
(iv)  to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and
(v)        to pay the Class CE Certificates as provided in the Pooling and Servicing Agreement

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates and Class M Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the principal remittance amount.

Payment of Principal
Principal Payment Priority:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount shall be distributed as follows:
(i)        sequentially to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;
(ii)  to the holders of the Class M-1 Certificates, any Principal Distribution Amount remaining after the payment of (i) above until the Certificate Principal Balance thereof has been reduced to zero;
(iii)      to the holders of the Class M-2 Certificates, any Principal Distribution Amount remaining after the payment of (i) and (ii) above until the Certificate Principal Balance thereof has been reduced to zero;
(iv)      to the holders of the Class M-3 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii) and (iii) above until the Certificate Principal Balance thereof has been reduced to zero;
(v)  to the holders of the Class M-4 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii) and (iv) above until the Certificate Principal Balance thereof has been reduced to zero;
(vi)      to the holders of the Class M-5 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv) and (v) above until the Certificate Principal Balance thereof has been reduced to zero;
(vii)     to the holders of the Class M-6 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v) and (vi) above until the Certificate Principal Balance thereof has been reduced to zero;
(viii)    to the holders of the Class M-7 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi) and (vii) above until the Certificate Principal Balance thereof has been reduced to zero;
(ix)  to the holders of the Class M-8 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above until the Certificate Principal Balance thereof has been reduced to zero;
(x)       to the holders of the Class M-9 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above until the Certificate Principal Balance thereof has been reduced to zero;
(xi)  to the holders of the Class M-10 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above until the Certificate Principal Balance thereof has been reduced to zero;
(xii)      to the holders of the Class M-11 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) above until the Certificate Principal Balance thereof has been reduced to zero; and
(xiii)     to the holders of the Class M-12 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xii) above until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Payment Priority: (continued)
On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount shall be distributed as follows:
(i)        sequentially, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, the Class A Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;
(ii)  to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;
(iii)      to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(iv)      to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(v)  to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(vi)      to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(vii)     to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(viii)    to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(ix)  to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(x)        to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(xi)  to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(xii)      to the holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and
(xiii)     to the holders of the Class M-12 Certificates, the Class M-12 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Distribution Amount:
The Principal Distribution Amount for any Distribution Date (after taking into account Net Swap Payments, if any, made to the Swap Provider from principal received on the Mortgage Loans) will be the sum of (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) any overcollateralization increase amount for such Distribution Date minus any Overcollateralization Release Amount for such Distribution Date.

Class A Principal Distribution Amount:
The “Class A Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 49.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,414,629.

Class M-1 Principal Distribution Amount:
The “Class M-1 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 58.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,414,629.

Class M-2 Principal Distribution Amount:
The “Class M-2 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A and Class M-1 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 67.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,414,629.

Class M-3 Principal Distribution Amount:
The “Class M-3 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A, Class M-1 and Class M-2 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 70.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,414,629.

Class M-4 Principal Distribution Amount:
The “Class M-4 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 73.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,414,629.

Class M-5 Principal Distribution Amount:
The “Class M-5 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and Cass M-4 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 76.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,414,629.

Class M-6 Principal Distribution Amount:
The “Class M-6 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 78.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,414,629.

Payment of Principal
Class M-7 Principal Distribution Amount:
The “Class M-7 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 81.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,414,629.

Class M-8 Principal Distribution Amount:
The “Class M-8 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amount on such Distribution Date) and (i) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 83.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,414,629.

Class M-9 Principal Distribution Amount:
The “Class M-9 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 86.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,414,629.

Class M-10 Principal Distribution Amount:
The “Class M-10 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 90.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,414,629.

Class M-11 Principal Distribution Amount:
The “Class M-11 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,414,629.

Class M-12 Principal Distribution Amount:
The “Class M-12 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-12 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 93.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,414,629.

Payment of Excess Cashflow
Monthly Excess Cashflow Distributions:
With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be distributed as follows:
(i)        to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount distributable as part of the Principal Distribution Amount
(ii)  to the holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(iii)      to the holders of the Class M-1 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(iv)      to the holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(v)  to the holders of the Class M-2 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(vi)      to the holders of the Class M-3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(vii)     to the holders of the Class M-3 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(viii)    to the holders of the Class M-4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(ix)      to the holders of the Class M-4 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(x)       to the holders of the Class M-5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xi)  to the holders of the Class M-5 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xii)     to the holders of the Class M-6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xiii)    to the holders of the Class M-6 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xiv)    to the holders of the Class M-7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xv)     to the holders of the Class M-7 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xvi)    to the holders of the Class M-8 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xvii)   to the holders of the Class M-8 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

Payment of Excess Cashflow
Monthly Excess Cashflow Distributions:
(xviii)      to the holders of the Class M-9 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xix)         to the holders of the Class M-9 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xx)          to the holders of the Class M-10 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xxi)         to the holders of the Class M-10 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xxii)        the holders of the Class M-11 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xxiii)  to the holders of the Class M-11 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xxiv)  the holders of the Class M-12 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xxv)        to the holders of the Class M-12 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xxvi)  to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required, to distribute to the holders of the Class A and the Class M Certificates any Net WAC Rate Carryover Amounts for such classes;
(xxvii)  to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event; and
(xxviii)     to the holders of the Class CE, Class R and Class P Certificates as provided in the Pooling and Servicing Agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC

Asset Backed Finance
Michael Boyle	212-713-4129
Soohuck Chun	212-713-1280
John Fernandez	212-713-8859
Henry Zhang	212-713-8589
Glenn McIntyre	212-713-3180
Jennie Tom	212-713-4701
Angus Hamilton	212-713-1412
Andrew Slutzky	212-713-3425
Elizabeth Szondy	212-713-6263

ABS Trading & Syndicate
Jack McCleary	212-713-4330
Richard Onkey	212-713-4330
Joe Ruttle	212-713-2252
Dave Stauber	212-713-4330

Rating Agency Contacts

Standard & Poor’s
Ken Epstein	212-438-4065
Henry Barash	212-438-3514

Moody’
Todd Swanson	415-274-1714

Appendix 1-

Collateral Tables

Collateral Summary for the Aggregate Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which is based at origination).
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	4,656
Aggregate Current Principal Balance:	$882,925,748
Average Current Principal Balance:	$189,632	$12,989-$1,274,865
Aggregate Original Principal Balance:	$884,321,461
Average Original Principal Balance:	$189,932	$13,000-$1,280,000
Fully Amortizing Non-IO Mortgage Loans:	45.60%
Fully Amortizing IO Mortgage Loans:	8.64%
Balloon Loans:	45.77%
1st Lien:	97.19%
Wtd. Avg. Gross Coupon:	8.214%	5.350%-13.500%
Wtd. Avg. Original Term(months):	359	180-360
Wtd. Avg. Remaining Term(months):	355	175-359
Wtd. Avg. Margin(ARM Loan Only):	5.639%	1.600%-9.460%
Maximum Interest Rate (ARM Loans Only):	14.204%	11.350%-17.850%
Minimum Interest Rate (ARM Loans Only):	8.204%	5.350%-11.850%
Wtd. Avg. Original LTV:	83.49%	17.24%-100.00%
Wtd. Avg. Borrower FICO:	621	500-816
Geographic Distribution (Top 5):	CA	17.29%
	IL	8.68%
	FL	7.36%
	MD	6.30%
	NJ	5.57%

Originators of the Aggregate Mortgage Loans

Originator	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Equifirst	3,958	725,755,374	82.20	183,364	8.181	84.11	622	65.01	3.17
Lime Financial	540	115,863,472	13.12	214,562	8.407	82.22	623	54.74	1.38
First Street Financial	158	41,306,902	4.68	261,436	8.253	76.15	599	35.86	0.54
Total:	4,656	882,925,748	100.00	189,632	8.214	83.49	621	62.30	2.81

Current Unpaid Principal Balance of the Aggregate Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	295	10,144,291	1.15	34,387	10.620	95.49	638	62.50	85.09
50,000.01 to 100,000.00	933	71,564,601	8.11	76,704	9.368	85.72	613	73.54	16.17
100,000.01 to 150,000.00	998	123,274,152	13.96	123,521	8.534	83.37	608	75.86	3.46
150,000.01 to 200,000.00	755	131,151,828	14.85	173,711	8.267	82.89	612	70.17	0.27
200,000.01 to 250,000.00	521	116,748,054	13.22	224,085	8.175	83.37	615	66.07	0.00
250,000.01 to 300,000.00	348	95,216,194	10.78	273,610	8.126	82.52	618	58.29	0.00
300,000.01 to 350,000.00	271	87,844,503	9.95	324,149	7.908	83.47	623	58.31	0.00
350,000.01 to 400,000.00	183	68,489,760	7.76	374,261	7.897	81.90	632	44.98	0.00
400,000.01 to 450,000.00	126	53,703,885	6.08	426,221	8.039	83.85	627	46.74	0.00
450,000.01 to 500,000.00	88	41,964,504	4.75	476,869	7.580	83.58	634	51.19	0.00
500,000.01 to 550,000.00	52	27,278,197	3.09	524,581	7.558	84.86	647	48.57	0.00
550,000.01 to 600,000.00	32	18,303,590	2.07	571,987	7.728	81.98	642	44.12	0.00
600,000.01 to 650,000.00	26	16,115,099	1.83	619,811	7.465	83.92	655	65.25	0.00
650,000.01 to 700,000.00	13	8,774,531	0.99	674,964	7.568	85.77	678	45.95	0.00
700,000.01 to 750,000.00	5	3,615,644	0.41	723,129	7.262	86.49	660	40.93	0.00
750,000.01 to 800,000.00	4	3,103,552	0.35	775,888	7.734	84.51	644	100.00	0.00
800,000.01 to 850,000.00	2	1,631,978	0.18	815,989	6.784	72.26	707	49.64	0.00
850,000.01 to 900,000.00	2	1,767,268	0.20	883,634	6.610	74.55	691	100.00	0.00
950,000.01 to 1,000,000.00	1	959,253	0.11	959,253	9.353	80.00	631	0.00	0.00
1,250,000.01 to 1,500,000.00	1	1,274,865	0.14	1,274,865	6.000	80.00	786	100.00	0.00
Total:	4,656	882,925,748	100.00	189,632	8.214	83.49	621	62.30	2.81

Current Mortgage Rates of the Aggregate Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.001 to 5.500	5	1,112,093	0.13	222,419	5.467	79.90	666	100.00	0.00
5.501 to 6.000	48	15,834,166	1.79	329,878	5.870	75.85	699	93.79	0.00
6.001 to 6.500	165	45,806,375	5.19	277,614	6.320	78.25	679	78.80	0.00
6.501 to 7.000	363	95,375,043	10.80	262,741	6.806	78.78	661	72.46	0.00
7.001 to 7.500	487	115,788,661	13.11	237,759	7.307	79.59	642	61.82	0.00
7.501 to 8.000	712	154,174,312	17.46	216,537	7.801	81.66	627	59.51	0.00
8.001 to 8.500	527	112,915,782	12.79	214,261	8.299	82.58	613	51.58	0.00
8.501 to 9.000	737	134,714,600	15.26	182,788	8.790	85.04	595	55.24	0.71
9.001 to 9.500	420	72,408,778	8.20	172,402	9.302	88.12	586	61.84	0.20
9.501 to 10.000	579	80,165,549	9.08	138,455	9.785	90.45	582	70.81	3.76
10.001 to 10.500	218	27,848,894	3.15	127,747	10.239	91.01	589	68.03	12.79
10.501 to 11.000	151	12,056,450	1.37	79,844	10.744	94.31	623	41.04	40.91
11.001 to 11.500	117	8,074,759	0.91	69,015	11.292	96.18	644	27.13	74.53
11.501 to 12.000	55	3,279,163	0.37	59,621	11.707	99.79	633	65.40	85.78
12.001 to 12.500	24	1,337,186	0.15	55,716	12.245	99.92	633	82.32	100.00
12.501 to 13.000	44	1,892,933	0.21	43,021	12.675	99.82	608	100.00	100.00
13.001 to 13.500	4	141,004	0.02	35,251	13.213	100.00	604	100.00	100.00
Total:	4,656	882,925,748	100.00	189,632	8.214	83.49	621	62.30	2.81

Credit Scores of the Aggregate Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	85	13,226,237	1.50	155,603	9.112	72.68	510	88.47	0.00
520 to 539	295	51,117,096	5.79	173,278	9.130	77.58	530	86.31	0.00
540 to 559	385	69,276,139	7.85	179,938	8.740	79.35	549	77.04	0.00
560 to 579	441	80,374,741	9.10	182,256	8.621	81.63	569	70.41	0.00
580 to 599	641	120,928,647	13.70	188,656	8.808	88.26	589	73.13	0.21
600 to 619	608	101,334,502	11.48	166,669	8.417	85.12	609	69.72	3.63
620 to 639	560	111,270,778	12.60	198,698	7.993	84.66	629	64.50	2.29
640 to 659	561	115,212,705	13.05	205,370	7.845	83.73	649	50.56	3.70
660 to 679	488	90,896,256	10.29	186,263	7.679	83.61	668	39.44	8.22
680 to 699	261	49,162,515	5.57	188,362	7.641	83.37	689	38.90	6.79
700 to 719	136	29,726,615	3.37	218,578	7.382	84.20	708	51.53	7.06
720 to 739	85	22,493,633	2.55	264,631	7.213	82.85	729	41.60	1.69
740 to 759	53	13,294,417	1.51	250,838	7.364	85.94	750	47.59	5.57
760 to 779	32	7,446,752	0.84	232,711	7.185	79.66	771	56.38	0.33
780 to 799	22	6,824,586	0.77	310,208	6.733	79.30	787	68.44	0.00
800 to 819	3	340,127	0.04	113,376	7.019	77.76	806	100.00	0.00
Total:	4,656	882,925,748	100.00	189,632	8.214	83.49	621	62.30	2.81

DTI Ratios of the Aggregate Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
N/A*	187	29,180,339	3.30	156,045	8.090	85.33	693	0.00	25.70
0.01 to 30.00	626	101,152,843	11.46	161,586	8.254	81.74	623	76.10	1.99
30.01 to 35.00	404	71,609,569	8.11	177,251	8.150	81.58	614	67.35	1.55
35.01 to 40.00	658	119,355,987	13.52	181,392	8.112	81.68	625	61.93	1.71
40.01 to 45.00	948	179,313,293	20.31	189,149	8.280	83.71	619	59.69	2.22
45.01 to 50.00	1,658	342,837,702	38.83	206,778	8.220	84.95	620	61.37	2.27
50.01 to 55.00	175	39,476,015	4.47	225,577	8.272	81.90	591	84.96	0.95
Total:	4,656	882,925,748	100.00	189,632	8.214	83.49	621	62.30	2.81

*Certain documentation programs do not require DTI ratios.

Lien Status of the Aggregate Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
First	4,190	858,113,034	97.19	204,800	8.133	83.02	620	62.87	0.00
Second	466	24,812,714	2.81	53,246	10.998	99.73	661	42.61	100.00
Total:	4,656	882,925,748	100.00	189,632	8.214	83.49	621	62.30	2.81

Original LTV Ratios of the Aggregate Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	102	15,349,668	1.74	150,487	7.592	41.52	610	71.24	0.00
50.01 to 55.00	49	8,291,876	0.94	169,222	7.607	53.10	590	62.68	0.00
55.01 to 60.00	60	11,181,907	1.27	186,365	7.687	57.77	585	67.51	0.00
60.01 to 65.00	108	19,935,727	2.26	184,590	7.603	63.23	598	60.39	0.00
65.01 to 70.00	177	34,479,606	3.91	194,800	7.867	68.65	593	64.13	0.00
70.01 to 75.00	234	50,181,672	5.68	214,452	7.971	74.13	596	51.90	0.00
75.01 to 80.00	1,235	270,259,855	30.61	218,834	7.676	79.80	641	54.49	0.00
80.01 to 85.00	571	121,915,702	13.81	213,513	8.120	84.45	608	62.25	0.00
85.01 to 90.00	980	202,524,699	22.94	206,658	8.320	89.71	618	63.48	0.04
90.01 to 95.00	280	49,892,988	5.65	178,189	9.085	94.76	618	72.70	1.90
95.01 to 100.00	860	98,912,047	11.20	115,014	9.715	99.96	631	79.08	24.05
Total:	4,656	882,925,748	100.00	189,632	8.214	83.49	621	62.30	2.81

Documentation Levels of the Aggregate Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Full (24+ months)—24+ months income verification	305	55,051,271	6.24	180,496	8.265	81.29	599	100.00	1.74
Full (12+ months)—12-23 months income verification	2,816	495,026,989	56.07	175,791	8.124	84.54	611	100.00	1.94
Limited—6 months income verification	28	8,065,882	0.91	288,067	8.242	85.82	605	0.00	0.00
Streamlined—Stated Income / Verified Assets	308	60,787,777	6.88	197,363	8.414	84.76	666	0.00	5.42
Stated—Stated Income / Stated Assets	1,012	234,813,490	26.59	232,029	8.353	81.17	628	0.00	1.47
No Ratio—No Income / Verified Assets	181	26,805,447	3.04	148,096	7.962	85.80	695	0.00	27.98
No Doc—No Income / No Assets	6	2,374,892	0.27	395,815	9.539	80.00	680	0.00	0.00
Total:	4,656	882,925,748	100.00	189,632	8.214	83.49	621	62.30	2.81

Purpose of the Aggregate Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Cash Out Refinance	2,795	573,139,349	64.91	205,059	8.120	81.61	612	62.72	1.40
Purchase	1,609	264,075,821	29.91	164,124	8.426	87.79	642	59.28	6.01
Rate & Term Refinance	252	45,710,579	5.18	181,391	8.159	82.28	623	74.56	1.97
Total:	4,656	882,925,748	100.00	189,632	8.214	83.49	621	62.30	2.81

Property Types of the Aggregate Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	3,928	724,788,836	82.09	184,519	8.220	83.53	619	64.01	2.97
Two- to Four Family	242	63,547,840	7.20	262,594	8.095	82.00	638	46.53	0.90
Condominium	213	40,049,620	4.54	188,026	8.264	85.64	632	57.18	4.04
Planned Unit Development	100	25,634,873	2.90	256,349	8.405	82.35	630	51.94	1.51
Townhouse	125	22,328,272	2.53	178,626	8.082	84.01	624	68.55	2.84
Rowhouse	48	6,576,307	0.74	137,006	8.028	83.29	622	77.35	1.43
Total:	4,656	882,925,748	100.00	189,632	8.214	83.49	621	62.30	2.81

Occupancy Status of the Aggregate Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	4,217	808,443,082	91.56	191,710	8.200	83.50	619	62.31	3.07
Investor Occupied	397	64,093,294	7.26	161,444	8.371	82.82	653	62.32	0.00
Second Home	42	10,389,372	1.18	247,366	8.277	87.40	646	61.78	0.00
Total:	4,656	882,925,748	100.00	189,632	8.214	83.49	621	62.30	2.81

Geographic Distribution of the Mortgage Properties Related to the Aggregate Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	368	113,306,307	12.83	307,898	7.721	80.60	636	47.76	4.44
Illinois	377	76,626,030	8.68	203,252	8.369	85.75	621	61.04	1.92
Florida	315	64,957,555	7.36	206,214	8.227	82.57	627	48.93	2.72
Maryland	236	55,603,050	6.30	235,606	7.819	81.80	620	65.30	2.64
New Jersey	182	49,222,513	5.57	270,453	8.234	82.34	612	48.22	0.71
Arizona	223	44,477,641	5.04	199,451	8.031	82.32	626	63.75	2.59
Northern California	137	39,343,573	4.46	287,179	7.617	79.44	638	53.25	3.33
Virginia	214	38,930,059	4.41	181,916	8.123	82.54	612	75.99	2.77
Texas	254	28,889,474	3.27	113,738	8.504	85.92	632	69.74	7.37
Georgia	184	27,248,532	3.09	148,090	8.830	87.39	600	77.66	2.56
Other	2,166	344,321,013	39.00	158,966	8.428	84.77	617	68.88	2.43
Total:	4,656	882,925,748	100.00	189,632	8.214	83.49	621	62.30	2.81

Zip Code Distribution of the Mortgage Properties Related of the Aggregate Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
20774	9	3,038,524	0.34	337,614	7.244	81.78	632	66.66	0.00
90011	6	2,356,095	0.27	392,683	7.578	83.34	655	29.17	0.00
85041	12	2,352,448	0.27	196,037	8.238	83.47	629	61.05	0.00
92509	8	2,295,628	0.26	286,953	7.742	83.77	629	62.89	7.87
92555	5	2,120,069	0.24	424,014	7.997	88.85	630	60.73	0.00
60651	7	2,089,313	0.24	298,473	7.573	81.09	639	68.90	0.00
01841	7	2,069,533	0.23	295,648	7.909	84.28	641	30.07	0.00
21133	7	1,963,217	0.22	280,460	7.261	82.40	647	73.37	2.78
60639	6	1,910,826	0.22	318,471	7.443	84.41	644	88.91	0.00
60618	5	1,902,882	0.22	380,576	7.503	82.97	688	30.95	0.00
Other	4,584	860,827,212	97.50	187,790	8.228	83.49	621	62.43	2.86
Total:	4,656	882,925,748	100.00	189,632	8.214	83.49	621	62.30	2.81

Original Term to Maturity of the Aggregate Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	48	4,584,070	0.52	95,501	9.091	79.52	661	80.69	38.85
181 to 240	15	1,776,541	0.20	118,436	7.940	72.87	643	65.23	5.70
241 to 300	1	318,897	0.04	318,897	7.490	80.00	650	100.00	0.00
301 to 360	4,592	876,246,240	99.24	190,820	8.210	83.54	621	62.19	2.62
Total:	4,656	882,925,748	100.00	189,632	8.214	83.49	621	62.30	2.81

Remaining Term to Maturity of the Aggregate Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	48	4,584,070	0.52	95,501	9.091	79.52	661	80.69	38.85
181 to 240	15	1,776,541	0.20	118,436	7.940	72.87	643	65.23	5.70
241 to 300	1	318,897	0.04	318,897	7.490	80.00	650	100.00	0.00
301 to 360	4,592	876,246,240	99.24	190,820	8.210	83.54	621	62.19	2.62
Total:	4,656	882,925,748	100.00	189,632	8.214	83.49	621	62.30	2.81

Product Type of the Aggregate Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR	1,456	243,303,922	27.56	167,104	8.537	84.47	603	67.09	0.00
2/6 MONTH LIBOR - 50 YR AMTERM	812	200,613,151	22.72	247,061	8.114	83.66	617	55.40	0.00
30YR FXD	1,108	133,188,283	15.08	120,206	8.421	82.61	638	69.60	17.22
2/6 MONTH LIBOR - 40 YR AMTERM	517	117,043,814	13.26	226,390	8.384	84.02	603	57.28	0.00
2/6 MONTH LIBOR - 60 MONTH IO	163	51,048,752	5.78	313,183	7.338	82.69	667	51.75	0.00
BALLOON OTHER - 50 YR AMTERM	125	27,651,294	3.13	221,210	7.799	79.84	629	71.10	0.00
BALLOON OTHER - 40 YR AMTERM	97	18,494,754	2.09	190,668	7.788	79.92	640	72.22	0.00
3/6 MONTH LIBOR	69	12,154,842	1.38	176,157	8.442	85.30	618	70.37	0.00
3/6 MONTH LIBOR - 40 YR AMTERM	50	11,887,952	1.35	237,759	8.146	87.88	635	60.93	0.00
5/6 MONTH LIBOR - 60 MONTH IO	30	10,735,426	1.22	357,848	6.906	84.12	688	47.01	0.00
5/6 MONTH LIBOR - 50 YR AMTERM	36	10,619,797	1.20	294,994	7.157	82.88	646	64.79	0.00
3/6 MONTH LIBOR - 60 MONTH IO	32	10,577,317	1.20	330,541	7.499	86.65	668	50.61	0.00
5/6 MONTH LIBOR	33	9,296,400	1.05	281,709	7.605	82.00	651	65.68	0.00
3/6 MONTH LIBOR - 50 YR AMTERM	33	9,252,113	1.05	280,367	8.315	81.64	626	52.18	0.00
5/6 MONTH LIBOR - 40 YR AMTERM	20	6,810,407	0.77	340,520	7.469	79.89	648	61.36	0.00
30YR FXD - 60 MONTH IO	12	3,886,912	0.44	323,909	6.909	77.70	663	89.71	0.00
15YR FXD	20	2,867,598	0.32	143,380	7.525	67.44	666	78.43	2.25
20YR FXD	15	1,776,541	0.20	118,436	7.940	72.87	643	65.23	5.70
15YR BALLOON	28	1,716,472	0.19	61,303	11.707	99.69	652	84.48	100.00
Total:	4,656	882,925,748	100.00	189,632	8.214	83.49	621	62.30	2.81

Prepayment Penalty Term of the Aggregate Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
None	1,661	315,616,543	35.75	190,016	8.453	84.47	616	59.58	3.20
12	188	45,575,567	5.16	242,423	8.141	81.49	632	50.05	2.82
24	1,893	342,707,742	38.82	181,039	8.283	84.46	614	63.33	3.49
30	12	2,276,512	0.26	189,709	8.266	80.19	630	67.84	0.00
36	902	176,749,384	20.02	195,953	7.669	80.45	643	68.25	0.82
Total:	4,656	882,925,748	100.00	189,632	8.214	83.49	621	62.30	2.81

Credit Grade of the Aggregate Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	473	105,208,722	11.92	222,429	8.180	82.85	634	50.06	1.61
A	97	23,204,199	2.63	239,219	8.470	77.55	593	44.39	0.54
C	40	8,739,150	0.99	218,479	9.198	75.27	568	59.71	0.00
B	28	7,583,171	0.86	270,828	8.639	69.70	576	39.87	0.00
A-	31	5,709,409	0.65	184,174	8.895	78.42	580	59.71	0.00
B-	21	5,189,286	0.59	247,109	8.965	78.33	580	40.07	0.00
C-	7	1,270,715	0.14	181,531	9.163	76.33	547	100.00	0.00
CX	1	265,722	0.03	265,722	11.150	70.00	594	100.00	0.00
N/A*	3,958	725,755,374	82.20	183,364	8.181	84.11	622	65.01	3.17
Total:	4,656	882,925,748	100.00	189,632	8.214	83.49	621	62.30	2.81

* Equifirst does not generate Credit Grades

Next Adjustment Date of the Adjustable-Rate Aggregate Mortgage Loans

Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2008-08	1	95,008	0.01	95,008	10.050	90.00	576	100.00	0.00
2008-09	3	698,876	0.10	232,959	9.440	98.43	593	100.00	0.00
2008-10	9	1,952,575	0.28	216,953	8.373	90.12	580	96.42	0.00
2008-11	54	10,464,383	1.51	193,785	9.044	92.41	593	68.65	0.00
2008-12	140	29,849,129	4.31	213,208	8.748	88.23	595	63.41	0.00
2009-01	1,066	223,526,636	32.24	209,687	8.268	84.83	605	59.83	0.00
2009-02	1,323	267,827,579	38.63	202,440	8.160	83.56	623	61.50	0.00
2009-04	1	147,420	0.02	147,420	9.900	85.00	608	0.00	0.00
2009-05	2	213,430	0.03	106,715	8.690	77.84	522	100.00	0.00
2009-06	8	1,133,223	0.16	141,653	9.439	88.82	556	93.86	0.00
2009-07	93	21,675,782	3.13	233,073	8.298	80.59	619	49.36	0.00
2009-08	154	32,546,076	4.69	211,338	8.342	79.26	616	46.77	0.00
2009-09	94	21,879,522	3.16	232,761	8.330	79.49	607	61.24	0.00
2009-10	1	157,782	0.02	157,782	9.350	100.00	590	100.00	0.00
2009-11	1	115,563	0.02	115,563	9.900	90.00	528	100.00	0.00
2009-12	12	2,692,478	0.39	224,373	8.186	79.09	616	62.25	0.00
2010-01	35	8,225,293	1.19	235,008	8.120	79.07	613	51.69	0.00
2010-02	41	8,565,139	1.24	208,906	8.255	82.49	622	69.48	0.00
2010-05	8	1,552,812	0.22	194,101	9.054	95.49	616	77.47	0.00
2010-06	13	4,716,953	0.68	362,843	7.767	99.00	660	74.64	0.00
2010-07	29	6,844,956	0.99	236,033	8.335	93.72	658	60.60	0.00
2010-08	33	8,536,076	1.23	258,669	7.863	82.33	647	46.50	0.00
2010-09	10	2,245,381	0.32	224,538	7.570	80.24	661	34.02	0.00
2010-10	1	219,793	0.03	219,793	7.700	79.99	701	100.00	0.00
2011-11	1	299,361	0.04	299,361	7.600	60.61	643	0.00	0.00
2011-12	5	1,630,842	0.24	326,168	7.236	82.61	657	49.57	0.00
2012-01	47	15,605,665	2.25	332,035	7.034	83.09	660	63.49	0.00
2012-02	59	17,209,955	2.48	291,694	7.133	82.44	667	57.63	0.00
2012-06	1	59,853	0.01	59,853	9.600	75.00	561	100.00	0.00
2012-07	3	1,452,352	0.21	484,117	9.327	80.77	622	21.67	0.00
2012-08	2	570,155	0.08	285,077	8.060	85.51	646	100.00	0.00
2012-09	1	633,845	0.09	633,845	10.075	80.00	557	100.00	0.00
Total:	3,251	693,343,893	100.00	213,271	8.204	83.99	617	60.00	0.00

Gross Margins of the Adjustable-Rate Aggregate Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	152	47,785,792	6.89	314,380	6.498	79.35	681	60.55	0.00
4.001 to 4.500	200	56,778,955	8.19	283,895	6.856	80.29	660	69.23	0.00
4.501 to 5.000	399	100,791,444	14.54	252,610	7.407	82.21	640	64.75	0.00
5.001 to 5.500	539	119,767,414	17.27	222,203	8.001	81.90	621	51.76	0.00
5.501 to 6.000	504	108,863,526	15.70	215,999	8.235	83.45	613	57.01	0.00
6.001 to 6.500	487	100,140,481	14.44	205,627	8.682	83.98	593	50.95	0.00
6.501 to 7.000	369	68,468,361	9.88	185,551	9.141	87.28	586	58.16	0.00
7.001 to 7.500	369	58,717,033	8.47	159,125	9.664	90.06	580	72.31	0.00
7.501 to 8.000	189	27,871,409	4.02	147,468	10.038	94.17	580	80.90	0.00
8.001 to 8.500	31	3,364,922	0.49	108,546	10.592	96.62	598	55.69	0.00
8.501 to 9.000	7	473,949	0.07	67,707	11.077	100.00	594	100.00	0.00
9.001 to 9.500	5	320,607	0.05	64,121	11.605	100.00	598	80.06	0.00
Total:	3,251	693,343,893	100.00	213,271	8.204	83.99	617	60.00	0.00

Minimum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.001 to 5.500	4	1,009,985	0.15	252,496	5.464	80.00	663	100.00	0.00
5.501 to 6.000	27	8,068,308	1.16	298,826	5.806	78.07	675	90.04	0.00
6.001 to 6.500	102	30,641,100	4.42	300,403	6.325	80.36	681	73.02	0.00
6.501 to 7.000	244	68,351,926	9.86	280,131	6.807	80.39	663	70.48	0.00
7.001 to 7.500	357	90,477,959	13.05	253,440	7.304	80.22	643	56.66	0.00
7.501 to 8.000	548	123,734,870	17.85	225,794	7.803	82.43	625	58.09	0.00
8.001 to 8.500	437	98,595,794	14.22	225,620	8.300	82.58	612	48.00	0.00
8.501 to 9.000	582	117,088,783	16.89	201,183	8.788	85.60	595	53.12	0.00
9.001 to 9.500	351	64,163,805	9.25	182,803	9.302	88.52	586	60.50	0.00
9.501 to 10.000	432	67,186,367	9.69	155,524	9.782	90.37	576	71.73	0.00
10.001 to 10.500	120	19,008,213	2.74	158,402	10.222	91.57	572	74.51	0.00
10.501 to 11.000	32	3,719,065	0.54	116,221	10.725	90.54	581	62.54	0.00
11.001 to 11.500	12	1,115,825	0.16	92,985	11.196	85.11	586	75.33	0.00
11.501 to 12.000	3	181,892	0.03	60,631	11.758	100.00	581	100.00	0.00
Total:	3,251	693,343,893	100.00	213,271	8.204	83.99	617	60.00	0.00

Maximum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
11.001 to 11.500	4	1,009,985	0.15	252,496	5.464	80.00	663	100.00	0.00
11.501 to 12.000	27	8,068,308	1.16	298,826	5.806	78.07	675	90.04	0.00
12.001 to 12.500	102	30,641,100	4.42	300,403	6.325	80.36	681	73.02	0.00
12.501 to 13.000	244	68,351,926	9.86	280,131	6.807	80.39	663	70.48	0.00
13.001 to 13.500	357	90,477,959	13.05	253,440	7.304	80.22	643	56.66	0.00
13.501 to 14.000	547	123,500,995	17.81	225,779	7.802	82.43	625	58.20	0.00
14.001 to 14.500	438	98,829,669	14.25	225,639	8.300	82.58	612	47.89	0.00
14.501 to 15.000	582	117,088,783	16.89	201,183	8.788	85.60	595	53.12	0.00
15.001 to 15.500	351	64,163,805	9.25	182,803	9.302	88.52	586	60.50	0.00
15.501 to 16.000	432	67,186,367	9.69	155,524	9.782	90.37	576	71.73	0.00
16.001 to 16.500	120	19,008,213	2.74	158,402	10.222	91.57	572	74.51	0.00
16.501 to 17.000	32	3,719,065	0.54	116,221	10.725	90.54	581	62.54	0.00
17.001 to 17.500	12	1,115,825	0.16	92,985	11.196	85.11	586	75.33	0.00
17.501 to 18.000	3	181,892	0.03	60,631	11.758	100.00	581	100.00	0.00
Total:	3,251	693,343,893	100.00	213,271	8.204	83.99	617	60.00	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
3.000	3,250	692,384,640	99.86	213,041	8.202	84.00	617	60.09	0.00
6.000	1	959,253	0.14	959,253	9.353	80.00	631	0.00	0.00
Total:	3,251	693,343,893	100.00	213,271	8.204	83.99	617	60.00	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	3,250	692,384,640	99.86	213,041	8.202	84.00	617	60.09	0.00
2.000	1	959,253	0.14	959,253	9.353	80.00	631	0.00	0.00
Total:	3,251	693,343,893	100.00	213,271	8.204	83.99	617	60.00	0.00

Appendix 2-

Computational Material

Derivative Schedule
Period	Accrual Start	Accrual End	Swap Notional Balance ($)	Swap Strike Rate (%)	Cap 1 Notional Balance ($)	Cap 1 Strike Rate (%)	Total Derivative Notional Balance ($)
1	5/30/2007	6/25/2007	882,925,000	5.25%	0	5.50%	882,925,000
2	6/25/2007	7/25/2007	869,376,000	5.25%	0	5.50%	869,376,000
3	7/25/2007	8/25/2007	852,947,000	5.25%	0	5.50%	852,947,000
4	8/25/2007	9/25/2007	833,673,000	5.25%	0	5.50%	833,673,000
5	9/25/2007	10/25/2007	811,613,000	5.25%	0	5.50%	811,613,000
6	10/25/2007	11/25/2007	786,859,000	5.25%	0	5.50%	786,859,000
7	11/25/2007	12/25/2007	759,526,000	5.25%	0	5.50%	759,526,000
8	12/25/2007	1/25/2008	729,767,000	5.25%	0	5.50%	729,767,000
9	1/25/2008	2/25/2008	697,823,000	5.25%	0	5.50%	697,823,000
10	2/25/2008	3/25/2008	665,840,000	5.25%	0	5.50%	665,840,000
11	3/25/2008	4/25/2008	635,318,000	5.25%	0	5.50%	635,318,000
12	4/25/2008	5/25/2008	606,216,000	5.25%	0	5.50%	606,216,000
13	5/25/2008	6/25/2008	578,466,000	5.25%	0	5.50%	578,466,000
14	6/25/2008	7/25/2008	552,005,000	5.25%	0	5.50%	552,005,000
15	7/25/2008	8/25/2008	526,772,000	5.25%	0	5.50%	526,772,000
16	8/25/2008	9/25/2008	502,709,000	5.25%	0	5.50%	502,709,000
17	9/25/2008	10/25/2008	479,763,000	5.25%	0	5.50%	479,763,000
18	10/25/2008	11/25/2008	457,879,000	5.25%	0	5.50%	457,879,000
19	11/25/2008	12/25/2008	437,008,000	5.25%	0	5.50%	437,008,000
20	12/25/2008	1/25/2009	407,269,000	5.25%	0	5.50%	407,269,000
21	1/25/2009	2/25/2009	372,830,000	5.25%	0	5.50%	372,830,000
22	2/25/2009	3/25/2009	341,666,000	5.25%	0	5.50%	341,666,000
23	3/25/2009	4/25/2009	313,552,000	5.25%	0	5.50%	313,552,000
24	4/25/2009	5/25/2009	288,156,000	5.25%	0	5.50%	288,156,000
25	5/25/2009	6/25/2009	269,655,000	5.25%	0	5.50%	269,655,000
26	6/25/2009	7/25/2009	255,838,000	5.25%	0	5.50%	255,838,000
27	7/25/2009	8/25/2009	242,827,000	5.25%	0	5.50%	242,827,000
28	8/25/2009	9/25/2009	230,515,000	5.25%	0	5.50%	230,515,000
29	9/25/2009	10/25/2009	218,860,000	5.25%	0	5.50%	218,860,000
30	10/25/2009	11/25/2009	207,811,000	5.25%	0	5.50%	207,811,000
31	11/25/2009	12/25/2009	197,311,000	5.25%	0	5.50%	197,311,000
32	12/25/2009	1/25/2010	186,467,000	5.25%	0	5.50%	186,467,000
33	1/25/2010	2/25/2010	176,011,000	5.25%	0	5.50%	176,011,000
34	2/25/2010	3/25/2010	166,214,000	5.25%	0	5.50%	166,214,000
35	3/25/2010	4/25/2010	157,047,000	5.25%	0	5.50%	157,047,000
36	4/25/2010	5/25/2010	148,473,000	5.25%	0	5.50%	148,473,000
37	5/25/2010	6/25/2010	140,841,000	5.25%	0	5.50%	140,841,000
38	6/25/2010	7/25/2010	133,762,000	5.25%	0	5.50%	133,762,000
39	7/25/2010	8/25/2010	127,067,000	5.25%	0	5.50%	127,067,000
40	8/25/2010	9/25/2010	120,727,000	5.25%	0	5.50%	120,727,000
41	9/25/2010	10/25/2010	114,724,000	5.25%	0	5.50%	114,724,000
42	10/25/2010	11/25/2010	109,037,000	5.25%	0	5.50%	109,037,000
43	11/25/2010	12/25/2010	103,649,000	5.25%	0	5.50%	103,649,000
44	12/25/2010	1/25/2011	98,543,000	5.25%	0	5.50%	98,543,000
45	1/25/2011	2/25/2011	93,704,000	5.25%	0	5.50%	93,704,000
46	2/25/2011	3/25/2011	89,118,000	5.25%	0	5.50%	89,118,000
47	3/25/2011	4/25/2011	84,770,000	5.25%	0	5.50%	84,770,000
48	4/25/2011	5/25/2011	80,648,000	5.25%	194,460,000	5.50%	275,108,000
49	5/25/2011	6/25/2011	76,739,000	5.25%	156,590,000	5.50%	233,329,000
50	6/25/2011	7/25/2011	73,032,000	5.25%	156,300,000	5.50%	229,332,000
51	7/25/2011	8/25/2011	69,515,000	5.25%	155,910,000	5.50%	225,425,000
52	8/25/2011	9/25/2011	66,179,000	5.25%	155,350,000	5.50%	221,529,000
53	9/25/2011	10/25/2011	63,014,000	5.25%	154,670,000	5.50%	217,684,000
54	10/25/2011	11/25/2011	60,009,000	5.25%	153,930,000	5.50%	213,939,000
55	11/25/2011	12/25/2011	57,158,000	5.25%	121,630,000	5.50%	178,788,000
56	12/25/2011	1/25/2012	54,451,000	5.25%	121,550,000	5.50%	176,001,000
57	1/25/2012	2/25/2012	51,880,000	5.25%	121,350,000	5.50%	173,230,000
58	2/25/2012	3/25/2012	49,439,000	5.25%	121,100,000	5.50%	170,539,000
59	3/25/2012	4/25/2012	47,119,000	5.25%	120,840,000	5.50%	167,959,000
60	4/25/2012	5/25/2012	44,915,000	5.25%	120,470,000	5.50%	165,385,000

Derivative Schedule
Period	Accrual Start	Accrual End	Swap Notional Balance ($)	Swap Strike Rate (%)	Cap 1 Notional Balance ($)	Cap 1 Strike Rate (%)	Total Derivative Notional Balance ($)
1	5/30/2007	6/25/2007	882,925,000	5.25%	0	5.50%	882,925,000
2	6/25/2007	7/25/2007	869,376,000	5.25%	0	5.50%	869,376,000
3	7/25/2007	8/25/2007	852,947,000	5.25%	0	5.50%	852,947,000
4	8/25/2007	9/25/2007	833,673,000	5.25%	0	5.50%	833,673,000
5	9/25/2007	10/25/2007	811,613,000	5.25%	0	5.50%	811,613,000
6	10/25/2007	11/25/2007	786,859,000	5.25%	0	5.50%	786,859,000
7	11/25/2007	12/25/2007	759,526,000	5.25%	0	5.50%	759,526,000
8	12/25/2007	1/25/2008	729,767,000	5.25%	0	5.50%	729,767,000
9	1/25/2008	2/25/2008	697,823,000	5.25%	0	5.50%	697,823,000
10	2/25/2008	3/25/2008	665,840,000	5.25%	0	5.50%	665,840,000
11	3/25/2008	4/25/2008	635,318,000	5.25%	0	5.50%	635,318,000
12	4/25/2008	5/25/2008	606,216,000	5.25%	0	5.50%	606,216,000
13	5/25/2008	6/25/2008	578,466,000	5.25%	0	5.50%	578,466,000
14	6/25/2008	7/25/2008	552,005,000	5.25%	0	5.50%	552,005,000
15	7/25/2008	8/25/2008	526,772,000	5.25%	0	5.50%	526,772,000
16	8/25/2008	9/25/2008	502,709,000	5.25%	0	5.50%	502,709,000
17	9/25/2008	10/25/2008	479,763,000	5.25%	0	5.50%	479,763,000
18	10/25/2008	11/25/2008	457,879,000	5.25%	0	5.50%	457,879,000
19	11/25/2008	12/25/2008	437,008,000	5.25%	0	5.50%	437,008,000
20	12/25/2008	1/25/2009	407,269,000	5.25%	0	5.50%	407,269,000
21	1/25/2009	2/25/2009	372,830,000	5.25%	0	5.50%	372,830,000
22	2/25/2009	3/25/2009	341,666,000	5.25%	0	5.50%	341,666,000
23	3/25/2009	4/25/2009	313,552,000	5.25%	0	5.50%	313,552,000
24	4/25/2009	5/25/2009	288,156,000	5.25%	0	5.50%	288,156,000
25	5/25/2009	6/25/2009	269,655,000	5.25%	0	5.50%	269,655,000
26	6/25/2009	7/25/2009	255,838,000	5.25%	0	5.50%	255,838,000
27	7/25/2009	8/25/2009	242,827,000	5.25%	0	5.50%	242,827,000
28	8/25/2009	9/25/2009	230,515,000	5.25%	0	5.50%	230,515,000
29	9/25/2009	10/25/2009	218,860,000	5.25%	0	5.50%	218,860,000
30	10/25/2009	11/25/2009	207,811,000	5.25%	0	5.50%	207,811,000
31	11/25/2009	12/25/2009	197,311,000	5.25%	0	5.50%	197,311,000
32	12/25/2009	1/25/2010	186,467,000	5.25%	0	5.50%	186,467,000
33	1/25/2010	2/25/2010	176,011,000	5.25%	0	5.50%	176,011,000
34	2/25/2010	3/25/2010	166,214,000	5.25%	0	5.50%	166,214,000
35	3/25/2010	4/25/2010	157,047,000	5.25%	0	5.50%	157,047,000
36	4/25/2010	5/25/2010	148,473,000	5.25%	0	5.50%	148,473,000
37	5/25/2010	6/25/2010	140,841,000	5.25%	0	5.50%	140,841,000
38	6/25/2010	7/25/2010	133,762,000	5.25%	0	5.50%	133,762,000
39	7/25/2010	8/25/2010	127,067,000	5.25%	0	5.50%	127,067,000
40	8/25/2010	9/25/2010	120,727,000	5.25%	0	5.50%	120,727,000
41	9/25/2010	10/25/2010	114,724,000	5.25%	0	5.50%	114,724,000
42	10/25/2010	11/25/2010	109,037,000	5.25%	0	5.50%	109,037,000
43	11/25/2010	12/25/2010	103,649,000	5.25%	0	5.50%	103,649,000
44	12/25/2010	1/25/2011	98,543,000	5.25%	0	5.50%	98,543,000
45	1/25/2011	2/25/2011	93,704,000	5.25%	0	5.50%	93,704,000
46	2/25/2011	3/25/2011	89,118,000	5.25%	0	5.50%	89,118,000
47	3/25/2011	4/25/2011	84,770,000	5.25%	0	5.50%	84,770,000
48	4/25/2011	5/25/2011	80,648,000	5.25%	194,460,000	5.50%	275,108,000
49	5/25/2011	6/25/2011	76,739,000	5.25%	156,590,000	5.50%	233,329,000
50	6/25/2011	7/25/2011	73,032,000	5.25%	156,300,000	5.50%	229,332,000
51	7/25/2011	8/25/2011	69,515,000	5.25%	155,910,000	5.50%	225,425,000
52	8/25/2011	9/25/2011	66,179,000	5.25%	155,350,000	5.50%	221,529,000
53	9/25/2011	10/25/2011	63,014,000	5.25%	154,670,000	5.50%	217,684,000
54	10/25/2011	11/25/2011	60,009,000	5.25%	153,930,000	5.50%	213,939,000
55	11/25/2011	12/25/2011	57,158,000	5.25%	121,630,000	5.50%	178,788,000
56	12/25/2011	1/25/2012	54,451,000	5.25%	121,550,000	5.50%	176,001,000
57	1/25/2012	2/25/2012	51,880,000	5.25%	121,350,000	5.50%	173,230,000
58	2/25/2012	3/25/2012	49,439,000	5.25%	121,100,000	5.50%	170,539,000
59	3/25/2012	4/25/2012	47,119,000	5.25%	120,840,000	5.50%	167,959,000
60	4/25/2012	5/25/2012	44,915,000	5.25%	120,470,000	5.50%	165,385,000

Sensitivity Analysis
To Optional Termination

Class A-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.76	1.25	1.00	0.84	0.72
Principal Window (mos)	1 - 42	1 - 28	1 - 22	1 - 19	1 - 16

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	4.12	2.68	2.00	1.69	1.47
Principal Window (mos)	42 - 61	28 - 36	22 - 27	19 - 22	16 - 20

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.17	5.37	3.25	2.15	1.80
Principal Window (mos)	61 - 157	36 - 103	27 - 75	22 - 31	20 - 25

Class A-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	13.07	8.57	6.24	2.74	2.18
Principal Window (mos)	157 - 157	103 - 103	75 - 75	31 - 35	25 - 28

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.56	5.67	4.96	4.60	3.64
Principal Window (mos)	49 - 157	39 - 103	50 - 75	35 - 58	28 - 46

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.56	5.66	4.66	4.71	3.73
Principal Window (mos)	49 - 157	38 - 103	45 - 75	52 - 58	41 - 46

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.56	5.65	4.54	4.33	3.43
Principal Window (mos)	49 - 157	38 - 103	44 - 75	49 - 58	39 - 46

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.56	5.65	4.49	4.18	3.30
Principal Window (mos)	49 - 157	38 - 103	43 - 75	47 - 58	37 - 46

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.56	5.65	4.45	4.04	3.20
Principal Window (mos)	49 - 157	38 - 103	41 - 75	44 - 58	35 - 46

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.56	5.65	4.42	3.95	3.13
Principal Window (mos)	49 - 157	38 - 103	41 - 75	43 - 58	34 - 46

Class M-7 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.56	5.64	4.40	3.88	3.08
Principal Window (mos)	49 - 157	37 - 103	40 - 75	42 - 58	33 - 46

Class M-10 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.56	5.64	4.34	3.70	2.95
Principal Window (mos)	49 - 157	37 - 103	38 - 75	38 - 58	31 - 46

Sensitivity Analysis
To Maturity

Class A-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.76	1.25	1.00	0.84	0.72
Principal Window (mos)	1 - 42	1 - 28	1 - 22	1 - 19	1 - 16

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	4.12	2.68	2.00	1.69	1.47
Principal Window (mos)	42 - 61	28 - 36	22 - 27	19 - 22	16 - 20

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.17	5.37	3.25	2.15	1.80
Principal Window (mos)	61 - 157	36 - 104	27 - 76	22 - 31	20 - 25

Class A-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	17.92	12.15	8.90	2.74	2.18
Principal Window (mos)	157 - 328	104 - 239	76 - 179	31 - 35	25 - 28

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.48	6.35	5.47	7.01	5.56
Principal Window (mos)	49 - 297	39 - 208	50 - 154	35 - 139	28 - 112

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.46	6.31	5.14	5.21	4.13
Principal Window (mos)	49 - 286	38 - 199	45 - 147	52 - 114	41 - 91

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.44	6.29	5.01	4.69	3.71
Principal Window (mos)	49 - 273	38 - 188	44 - 139	49 - 107	39 - 86

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.42	6.27	4.96	4.53	3.58
Principal Window (mos)	49 - 268	38 - 184	43 - 136	47 - 105	37 - 84

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.40	6.26	4.90	4.39	3.47
Principal Window (mos)	49 - 261	38 - 179	41 - 132	44 - 102	35 - 81

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.37	6.24	4.85	4.28	3.39
Principal Window (mos)	49 - 254	38 - 173	41 - 127	43 - 98	34 - 78

Class M-7 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.35	6.21	4.82	4.20	3.33
Principal Window (mos)	49 - 248	37 - 169	40 - 124	42 - 95	33 - 76

Class M-10 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.16	6.07	4.66	3.94	3.14
Principal Window (mos)	49 - 219	37 - 148	38 - 108	38 - 83	31 - 66

Net WAC Rate Cap for Class A and Class M Certificates

Period	NWC(1)	NWC(2)	Period	NWC(1)	NWC(2)

1	8.89%	23.84%	41	9.51%	17.96%
2	7.70%	22.37%	42	9.20%	17.53%
3	7.45%	22.19%	43	9.50%	17.69%
4	7.45%	22.07%	44	9.18%	17.26%
5	7.70%	22.01%	45	9.18%	17.16%
6	7.45%	21.76%	46	10.03%	18.02%
7	7.70%	21.66%	47	9.16%	16.92%
8	7.45%	21.36%	48	9.46%	30.55%
9	7.45%	21.12%	49	9.15%	27.86%
10	7.86%	21.06%	50	9.44%	28.39%
11	7.45%	20.62%	51	9.13%	28.33%
12	7.70%	20.48%	52	9.12%	28.57%
13	7.45%	20.14%	53	9.42%	29.10%
14	7.70%	20.01%	54	9.11%	29.02%
15	7.45%	19.68%	55	9.40%	26.85%
16	7.45%	19.46%	56	9.09%	26.77%
17	7.70%	19.35%	57	9.17%	27.08%
18	7.45%	19.02%	58	9.77%	27.97%
19	7.70%	18.93%	59	9.17%	27.57%
20	7.45%	18.46%	60	9.46%	28.12%
21	8.46%	19.09%	61	9.15%	24.12%
22	10.00%	20.11%	62	9.45%	24.63%
23	9.21%	19.08%	63	9.13%	24.55%
24	9.49%	18.90%	64	9.13%	24.76%
25	9.17%	18.42%	65	9.42%	25.30%
26	9.47%	18.43%	66	9.11%	25.20%
27	9.16%	18.38%	67	9.40%	22.34%
28	9.15%	18.46%	68	9.09%	21.22%
29	9.45%	18.51%	69	9.08%	21.41%
30	9.14%	18.10%	70	9.97%	22.61%
31	9.44%	18.17%	71	9.07%	21.76%
32	9.14%	17.75%	72	9.36%	22.25%
33	9.21%	17.99%	73	9.05%	19.17%
34	10.09%	18.97%	74	9.34%	19.63%
35	9.25%	17.94%	75	9.03%	19.44%
36	9.55%	18.04%
37	9.23%	17.62%
38	9.54%	17.74%
39	9.22%	17.68%
40	9.21%	17.80%

(1) Assumes 1m LIBOR and 6m LIBOR remain constant at 5.3200% and 5.3600%, respectively and the cashflows are run to the Optional Termination at the pricing speed.
(2) Assumes 1m LIBOR and 6m LIBOR increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.

Breakeven Table

Static LIBOR
Class	M1	M2	M3	M4
Rating (S&P/Moody’s)	AA+/Aa1	AA/Aa2	AA-/Aa3	A+/Aa3

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	36.79	27.11	24.47	21.70
Collateral Loss (%)	23.74	19.76	18.50	17.07

Class	M5	M6	M7	M10
Rating (S&P/Moody’s)	A/A1	A-/A2	BBB+/A3	BB+/Baa3

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	18.92	17.18	14.98	9.56
Collateral Loss (%)	15.51	14.47	13.07	9.16

Forward LIBOR
Class	M1	M2	M3	M4
Rating (S&P/Moody’s)	AA+/Aa1	AA/Aa2	AA-/Aa3	A+/Aa3

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	36.43	26.88	24.27	21.53
Collateral Loss (%)	23.61	19.66	18.40	16.97

Class	M5	M6	M7	M10
Rating (S&P/Moody’s)	A/A1	A-/A2	BBB+/A3	BB+/Baa3

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	18.78	17.07	14.88	9.48
Collateral Loss (%)	15.43	14.40	13.00	9.09

Assumptions:
Run at Pricing Speed to Maturity
All Trigger Events failing
12 month lag to recovery
“Break” is the CDR that creates the first dollar loss on the related bond
Defaults are in addition to prepayments
Servicer advances 100% of principal and interest until liquidation

Excess Spread

Period	% At Static LIBOR (1)(3)	% At Fwd LIBOR (2)(3)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)	Period	% At Static LIBOR (1)(3)	% At Fwd LIBOR (2)(3)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)
1	3.1690	3.1690	5.3200	5.3600	47	3.7634	3.7525	4.9671	5.0462
2	2.2683	2.2686	5.3312	5.3536	48	3.8743	3.8523	4.9820	5.0570
3	2.2671	2.2691	5.3392	5.3291	49	3.7478	3.7335	4.9851	5.0670
4	2.2636	2.2641	5.3251	5.2899	50	3.8612	3.8374	4.9970	5.0779
5	2.2615	2.2613	5.2833	5.2406	51	3.7318	3.7289	5.0132	5.0889
6	2.2547	2.2494	5.2509	5.1988	52	3.7235	3.7377	5.0174	5.1004
7	2.2552	2.2567	5.2275	5.1456	53	3.8395	3.8465	5.0249	5.1139
8	2.2430	2.2371	5.1875	5.0850	54	3.7068	3.7105	5.0443	5.1245
9	2.2362	2.2360	5.1025	5.0257	55	3.8250	3.8227	5.0494	5.1354
10	2.2676	2.2827	5.0642	4.9784	56	3.6904	3.6899	5.0592	5.1461
11	2.2222	2.2353	5.0150	4.9265	57	3.7683	3.7679	5.0850	5.1479
12	2.2345	2.2694	4.9381	4.8806	58	4.0317	4.0247	5.0902	5.1199
13	2.2082	2.2439	4.8884	4.8471	59	3.7666	3.7668	5.0961	5.0847
14	2.2256	2.2830	4.8430	4.8145	60	3.8874	3.8772	5.1083	5.0531
15	2.1942	2.2526	4.8110	4.7902	61	3.7457	3.7382	5.1137	5.0180
16	2.1871	2.2593	4.7654	4.7748	62	3.8682	3.8763	5.0844	4.9818
17	2.2117	2.3058	4.7366	4.7609	63	3.7251	3.7887	4.9005	4.9490
18	2.1730	2.2634	4.7435	4.7511	64	3.7147	3.7383	4.9002	4.9478
19	2.2021	2.3172	4.7037	4.7469	65	3.8398	3.8581	4.8983	4.9464
20	2.1532	2.2740	4.6918	4.7453	66	3.6936	3.7253	4.8968	4.9444
21	3.1646	3.0848	4.7140	4.7467	67	3.8203	3.8463	4.8963	4.9435
22	4.1313	3.8870	4.6869	4.7508	68	3.6724	3.7122	4.8944	4.9690
23	3.9147	3.7060	4.6791	4.7570	69	3.6618	3.7266	4.8938	5.0105
24	3.9570	3.7487	4.7182	4.7665	70	4.0699	4.1352	4.8923	5.0508
25	3.8618	3.6799	4.6943	4.7761	71	3.6405	3.7395	4.8902	5.0976
26	3.9282	3.7463	4.6984	4.7879	72	3.7709	3.8632	4.8900	5.1413
27	3.8348	3.6718	4.7425	4.8022	73	3.5562	3.6361	5.0334	5.1882
28	3.8222	3.6893	4.7263	4.8145	74	3.7334	3.7036	5.1431	5.2147
29	3.8970	3.7620	4.7330	4.8285	75	3.5366	3.5792	5.1479	5.2196
30	3.7990	3.6626	4.7731	4.8423
31	3.8804	3.7469	4.7628	4.8568
32	3.7909	3.6626	4.7799	4.8709
33	3.8683	3.7450	4.8188	4.8865
34	4.1935	4.0711	4.8138	4.8958
35	3.8932	3.7940	4.8211	4.9069
36	3.9847	3.8702	4.8527	4.9202
37	3.8727	3.7707	4.8492	4.9295
38	3.7852	3.6920	4.8571	4.9410
39	3.6832	3.6172	4.8808	4.9538
40	3.7172	3.6762	4.8798	4.9664
41	3.8641	3.8149	4.8924	4.9798
42	3.7757	3.7271	4.9140	4.9930
43	3.8950	3.8433	4.9155	5.0037
44	3.7832	3.7344	4.9314	5.0158
45	3.7785	3.7458	4.9589	5.0283
46	4.1204	4.0900	4.9604	5.0362

(1) Assumes 1m LIBOR and 6m LIBOR remain constant at 5.3200%, and 5.3600%, respectively and the cashflows are run to the Optional Termination at the pricing speed.
(2)   Assumes 1m LIBOR and 6m LIBOR are run at the indicated forward curves, the cashflows are run to Optional Termination at the Pricing Speed.
(3)   Calculated as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, the Credit Risk Manager Fee and any payments made to the Swap Provider), plus any payments made to the trust by the Swap Provider and Cap Provider, less the aggregate interest on the Certificates divided by (b) the aggregate principal balance of the Mortgage Loans as of the beginning period (annualized).